UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 FOR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2002

NEW SOUTH BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-14235	63-1132716
(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Crestwood Boulevard
Birmingham, Alabama 35210	35210
(Address of Principal Executive Offices)	(ZIP Code)

(205) 951-4000
(Telephone number including area code)

FORM 8-K

Item 4.    Changes in Registrant’s Certifying Accountants.

(a)  On July 29, 2002, the Board of Directors of New South Bancshares, Inc. (the “Company”) dismissed its independent accountants, Arthur Andersen LLP (“Anderson”) and appointed KPMG LLP (“KPMG”) as its new independent accountants, effective immediately. This determination followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002.

(b)  The decision to dismiss Andersen and to retain KPMG was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee.

(c)  Andersen’s report on the Company’s 2001 financial statements was issued in March, 2002, in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(d)  During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 29, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim period through July 29, 2002.

(e)  During the Company’s most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 29, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

(f)  The Company has requested Andersen to furnish a letter addressed to the Board of Directors of the Company stating whether Andersen agrees with the above statements. The Company has been informed that Andersen is no longer providing such letters.

2

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SOUTH BANCSHARES, INC. (Registrant)

By:	/s/ ROBERT M. COUCH
Robert M. Couch Executive Vice President

Date: July 31, 2002